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                                                               Exhibit 99.(d)(4)

                              AP ENTERTAINMENT, LLC
                         APOLLO INVESTMENT FUND IV, L.P.
                        APOLLO OVERSEAS PARTNERS IV, L.P.
                         APOLLO INVESTMENT FUND V, L.P.
                        APOLLO OVERSEAS PARTNERS V, L.P.
                     APOLLO NETHERLANDS PARTNERS V(A), L.P.
                     APOLLO NETHERLANDS PARTNERS V(B), L.P.
                      APOLLO GERMAN PARTNERS V GMBH & CO KG
                               9 West 57th Street
                                   43rd Floor
                               New York, NY 10019

                               JULY 22, 2004

Board of Directors
AMC Entertainment Inc.
920 Main Street
Kansas City, Missouri 64105

Gentlemen:

          Reference is made to that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 22, 2004, by and Marquee Holdings Inc., a Delaware corporation ("Parent"), Marquee Inc., a Delaware corporation ("Merger Sub"), and AMC Entertainment Inc., a Delaware corporation (the "Company") and to that certain Investment Agreement, dated April 19, 2001, by and among the parties hereto (collectively "Apollo") and the Company. Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Merger Agreement.

          You have asked us to describe our current intent with respect to our consent for purposes of the "Preferred Stock Approval Rights" granted to Apollo pursuant to Section 8.1 of the Investment Agreement in the context of an Acquisition Proposal that: (1) the Company Independent Committee or the Board of Directors of the Company determines constitutes a Superior Proposal, (2) results in the Merger Agreement being terminated, (3) results in a transaction, if consummated, that offers for each and every share of Company Common Stock (after payment of the Change of Control Dividend and conversion of each and every share of Company Preferred Stock into shares of Company Common Stock) an amount of cash consideration in excess of $19.50 per share (or such higher price per share of Company Common Stock as may then be in effect in the Merger Agreement), and
(4) results in a transaction that in Apollo's sole judgment has the same or higher likelihood of consummation as compared to the Merger's likelihood of consummation (taking into account, among other things it deems appropriate, the Third Party's ability to finance the transaction and any antitrust risk associated with the transaction) (an Acquisition Proposal meeting each of the criteria set forth in (1)-(4), a "BETTER PROPOSAL"). Based upon facts and circumstances existing as of the date hereof, it is our current intent to enter into an agreement to consent to a Better Proposal on terms substantially similar to those contained in the Apollo Consent. This statement of intent shall not be binding upon Apollo and is expressed to the Board solely at its request in connection with its consideration of the Merger Agreement.

                       [SIGNATURES STARTING ON NEXT PAGE]

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                                  Very truly yours,


                                  AP ENTERTAINMENT, LLC

                                       BY: APOLLO MANAGEMENT V, L.P.,
                                           ITS GENERAL PARTNER
                                       BY: AIF V MANAGEMENT, INC.
                                           ITS GENERAL PARTNER

                                       By:   /s/ STAN PARKER
                                             -----------------------------
                                             Name:  Stan Parker
                                             Title: Vice President

                                  APOLLO INVESTMENT FUND IV, L.P.

                                       BY: APOLLO ADVISORS IV, L.P.,
                                           ITS GENERAL PARTNER
                                       BY: APOLLO CAPITAL MANAGEMENT IV, INC.
                                           ITS GENERAL PARTNER

                                       By:   /s/ STAN PARKER
                                             -----------------------------
                                             Name:  Stan Parker
                                             Title: Vice President

                                  APOLLO OVERSEAS PARTNERS IV,  L.P.

                                       BY: APOLLO ADVISORS IV, L.P.,
                                           ITS GENERAL PARTNER
                                       BY: APOLLO CAPITAL MANAGEMENT IV, INC.
                                           ITS GENERAL PARTNER

                                       By:   /s/ STAN PARKER
                                             -----------------------------
                                             Name:  Stan Parker
                                             Title: Vice President

                                  APOLLO INVESTMENT FUND V, L.P.

                                       BY: APOLLO ADVISORS V, L.P.,
                                           ITS GENERAL PARTNER
                                       BY: APOLLO CAPITAL MANAGEMENT V, INC.
                                           ITS GENERAL PARTNER

                                       By:   /s/ STAN PARKER
                                             -----------------------------
                                             Name:  Stan Parker
                                             Title: Vice President

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                                  APOLLO OVERSEAS PARTNERS V,  L.P.

                                       BY: APOLLO ADVISORS V, L.P.,
                                           ITS GENERAL PARTNER
                                       BY: APOLLO CAPITAL MANAGEMENT V, INC.
                                           ITS GENERAL PARTNER

                                       By:   /s/ STAN PARKER
                                             -----------------------------
                                             Name:  Stan Parker
                                             Title: Vice President

                                  APOLLO NETHERLANDS PARTNERS  V(A),  L.P.

                                       BY: APOLLO ADVISORS V, L.P.,
                                           ITS GENERAL PARTNER
                                       BY: APOLLO CAPITAL MANAGEMENT V, INC.
                                           ITS GENERAL PARTNER

                                       By:   /s/ STAN PARKER
                                             -----------------------------
                                             Name:  Stan Parker
                                             Title: Vice President

                                  APOLLO NETHERLANDS PARTNERS  V(B),  L.P.

                                       BY: APOLLO ADVISORS V, L.P.,
                                           ITS GENERAL PARTNER
                                       BY: APOLLO CAPITAL MANAGEMENT V, INC.
                                           ITS GENERAL PARTNER

                                       By:   /s/ STAN PARKER
                                             -----------------------------
                                             Name:  Stan Parker
                                             Title: Vice President

                                  APOLLO GERMAN PARTNERS V GMBH & CO KG

                                       BY: APOLLO ADVISORS V, L.P.,
                                           ITS GENERAL PARTNER
                                       BY: APOLLO CAPITAL MANAGEMENT V, INC.
                                           ITS GENERAL PARTNER

                                       By:   /s/ STAN PARKER
                                             -----------------------------
                                             Name:  Stan Parker
                                             Title: Vice President